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                                  EXHIBIT 99.1

                                  PRESS RELEASE

The following is the text of a press release issued by Service Merchandise Company, Inc. on April 28, 1999.

                SERVICE MERCHANDISE RECEIVES FINAL COURT APPROVAL
                     OF $750 MILLION DIP FINANCING AGREEMENT

         NASHVILLE, Tenn.--April 28, 1999-- Service Merchandise Company, Inc. (NYSE:SME) announced today that it has received final approval from the Bankruptcy Court of its $750 million debtor-in-possession (DIP) financing agreement to fund the Company's operations during its restructuring process.

         The DIP agreement calls for the Company's current senior lenders led by Citicorp USA, Inc., as administrative agent, BankBoston, N.A., as documentation agent and collateral monitoring agent, and Salomon Smith Barney Inc., as sole arranger and book manager to provide $750 million in post-petition financing to Service Merchandise to purchase goods and services and provide liquidity for the Company's ongoing operating needs during its voluntary restructuring under Chapter 11, which commenced on March 27, 1999. The Company said during yesterday's Court proceedings that it intends to exit Chapter 11 prior to the maturity of the loan in June 2001.

         The Company will file a Form 8-K with the Securities and Exchange Commission which sets forth its three-month borrowing base and borrowing availability projections under the DIP facility prepared in connection with the Court's approval of the final DIP order. The forecast projects a borrowing base which ranges from $514 million to $544 million over the period from May 2, 1999 to July 18, 1999, and unused borrowing availability which ranges from $165 million to $195 million. The projected amounts available are subject to a reserve of $50 million until the Company has presented its 1999 Chapter 11 Operating Plan and the plan has been approved by its lenders. The forecast does not assume a return to normalized trade credit and vendor terms, which would provide additional liquidity and which the Company expects to receive from vendors over the next few months. The Company has received credit terms from many of its vendors on orders placed since March 27, 1999.

                "We are encouraged by the level of support we have received from our vendors, many of whom have resumed extending trade credit with respect to goods and services purchased by our company in the short weeks since commencing our restructuring under Chapter 11," said Chief Executive Officer Sam Cusano. "With our final DIP financing in place, and the support of the vendor community and our employees, Service Merchandise is well-positioned to fund its operations and to provide its customers with a full selection of merchandise for the spring season and beyond."


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         The Court also scheduled for May 5, 1999 consideration of the Company's employee retention program, developed by Service Merchandise to provide an added measure of job and financial security to key employees during its restructuring, and as it seeks to attract quality candidates to fill vacant positions. At yesterday's hearing, the Company's post-petition lenders advised the Court they had no objections to the program, and the Creditors' Committee reported to the Court the efforts made by the Committee to facilitate the program and its hope that the program will be in place next week. No objections have been filed to date, and the objection deadline has expired as to all parties with the exception of the Creditors' Committee and the office of the U.S. Trustee.

         "The employee retention program was developed to minimize turnover in management and other key employee positions, retain talent in a tight labor market, and motivate employees throughout the restructuring process, thereby ensuring that they continue to provide essential services during this critical period," Mr. Cusano said. He noted that the Company's ability to maintain its business operations and preserve and maximize the value for its stakeholders is dependent on the continued employment, active participation and dedication of key employees who possess the knowledge, experience and skills necessary to support Service Merchandise's business operations.

         "We believe that by alleviating the apprehension and uncertainty typically experienced during a Chapter 11 restructuring, we will be able to focus on the business at hand - completing Service Merchandise's restructuring in an efficient, timely manner and ensuring the continued viability of the Company," he said.

         In other actions, the Court approved the Company's motion to establish vendor reclamation procedures; its motion to retain the Keen Venture, a joint venture of Keen Realty Consultants, Inc., Trammell Crow Retail Services and Dean & Associates, to market its surplus real estate properties; and its motion to reject certain real property leases. The Company has also rejected the leases of two former corporate aircraft. The Court also finalized retention of the law firms and financial advisors for the Company and the Creditors' Committee.

         Service Merchandise and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 in the U.S. Bankruptcy Court for the Middle District of Tennessee in Nashville on March 27, 1999.

         Service Merchandise is a speciality retailer focusing on fine jewelry, gifts and home decor products.

         This press release includes certain forward-looking statements in reliance on the "safe harbor" provisions of The Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the factors identified below. Actual results may differ materially from those anticipated in any such forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements.


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         The foregoing projections with respect to the Company's 3-month borrowing base and borrowing availability projections under the DIP facility, while presented with numerical specificity, are forward-looking statements which are based on a variety of assumptions regarding the Company's operating performance that may not be realized and are subject to significant business, economic, political and competitive uncertainties and potential contingencies, including those set forth below, many of which are beyond the Company's control. Consequently, such forward-looking information should not be regarded as a representation or warranty by the Company that such projections will be realized.

         The Company's liquidity, capital resources, results of operations, and ability to continue as a going concern may be affected from time to time by a number of factors and risks, including, but not limited to, the ability of the Company to operate in accordance with the terms of the DIP financing facility; the ability of the Company to operate successfully under a Chapter 11 proceeding; approval of plans and activities by the Bankruptcy Court; risks associated with operating a business in Chapter 11; adverse developments with respect to the Company's liquidity or results of operations; the ability of the Company to obtain shipments and negotiate trade credit and terms with vendors and service providers for current orders; the ability of the Company to negotiate terms with landlords with respect to stores to be closed and current and future lease obligations; the ability to conduct going out of business inventory sales to result in improved liquidity; the ability to develop, fund and execute a new operating plan for the Company; the ability of the Company to attract and retain key executives and associates; competitive pressures from other retailers, including speciality retailers and discount stores, which may affect the nature and viability of the Company's business strategy; trends in the economy as a whole; the ability to maintain gross profit margins; the seasonal nature of the Company's business and the ability of the Company to predict consumer demand as a whole, as well as demand for specific goods; the ability of the Company to attract and retain customers; costs associated with the shipping, handling and control of inventory and the Company's ability to optimize its supply chain; potential adverse publicity; availability and cost of management and labor employed; real estate occupancy and development costs, including the substantial fixed investment costs associated with opening, maintaining or closing a Company store; the ability to liquidate unwanted inventory at existing or closed stores; and the ability to effect conversions to new technological systems, including becoming Year 2000 compliant.



                           (Financial Table to Follow)


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SERVICE MERCHANDISE COMPANY INC.
Cash Flow Forecast
(Dollars in Thousands)

                                      FORECAST    FORECAST    FORECAST  FORECAST
                                       5/2/99     5/30/99     6/27/99   7/18/99
                                       ------     -------     -------   --------
Ending Total Revolver Balance        $  180.4    $ 155.6     $ 154.0    $  159.1
                                    --------------------------------------------

Term Loan                               100.0      100.0       100.0        99.8
Standby Letters of Credit                43.3       36.8        36.8        36.8
Trade Letters of Credit                  25.0       45.9        45.9        55.0
                                    --------------------------------------------
Total Extension of Credit            $  348.7    $ 338.3     $ 336.7    $  350.7
                                    --------------------------------------------

BORROWING BASE*                      $  543.8    $ 527.0     $ 514.4    $  516.4

AVAILABILITY*                        $  195.2    $ 188.7     $ 177.7    $  165.7


  The decrease in borrowing base and availability over the period is related to the inventory liquidation sales at closing stores and an increase in trade letters of credit related to the seasonal ordering patterns of imported goods.

  * Borrowing Base and Availability calculated before deduction of Interim Reserve Amount ($50 million until Business Plan is accepted).